CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-69713) pertaining to The Delco Remy America Personal Savings Plan for Hourly-Rate Employees in the United States of our report dated May 22, 2000 with respect to the financial statements of The Delco Remy America Personal Savings Plan for Hourly-Rate Employees in the United States included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                             /s/ Ernst & Young LLP

Indianapolis, Indiana
June 28, 2000